UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

Effective October 24, 2024, the Board of Directors of 180 Life Sciences Corp. (the “Company”, “we” and “us”) appointed Jay Goodman (the “Appointee” and the “Appointment”) as a member of the Board of Directors (“Board”), which Appointment was effective as of the same date. Mr. Goodman was appointed as a Class I director, and will serve until the Company’s 2025 Annual Meeting of Stockholders, until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

At the same time, the Board, pursuant to the power provided to the Board by the Company’s Second Amended and Restated Certificate of Incorporation, as amended, set the number of members of the Board at five (5) members.

The Board of Directors determined that Mr. Goodman is “independent” pursuant to the rules of the Nasdaq Capital Market and pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Mr. Goodman is the adult son of Anthony Brian Goodman, who serves as the Chief Executive Officer of Elray Resources, Inc., which entity holds all 1,000,000 outstanding shares of Series B Convertible Preferred Stock of the Company, which as discussed in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 3, 2024, is convertible into 40% of the Company’s then outstanding common stock (66.7% of the Company’s pre-issuance outstanding shares of common stock), at the time the stockholders of the Company approve such issuance under applicable Nasdaq rules and warrants to purchase 3,000,000 shares of common stock at an exercise price of $1.68 per share (the exercise of which is also subject to stockholder approval).

Mr. Goodman is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Offer Letter (discussed and described below), and there are no arrangements or understandings between Mr. Goodman and any other person pursuant to which Mr. Goodman was selected to serve as a director of the Company, nor is Mr. Goodman a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Company plans to enter into a standard form of Indemnity Agreement (the “Indemnification Agreement”) with Mr. Goodman in connection with his appointment to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Goodman under the circumstances and to the extent provided for therein, for certain expenses he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by the Company’s standard form of indemnification agreement incorporated by reference herein as Exhibit 10.2. The Indemnification Agreement will be identical in all material respects to the indemnification agreements entered into with other Company directors.

There are no family relationships between any director or executive officer of the Company, including Mr. Goodman.

Upon his appointment to the Board, Mr. Goodman was appointed as a member of the Board’s (a) Nominating and Corporate Governance Committee; and (b) Audit Committee, and as the Chairman of the Board’s Compensation Committee.

As a result, the Committees of the Board of Directors are currently as follows:

Director Name	Audit Committee	Compensation Committee	Nominating, Corporate Governance Committee	Strategy and Alternatives, Risk, Safety and Regulatory Committee
Lawrence Steinman, M.D.
Blair Jordan				C
Omar Jimenez				M
Ryan Smith	C	M	C	M
Jay Goodman	M	C	M

C	- Chairperson of the Committee.

M	- Member of the Committee.

In connection with Mr. Goodman’s appointment to the Board, the Company entered into an offer letter with Mr. Goodman (the “Goodman Offer Letter”). The Goodman Offer Letter provides for Mr. Goodman to be paid $50,000 per year as an annual retainer fee for serving on the Board, and $15,000 per year for serving as Chairperson of the Compensation Committee. The Company agreed to pay Mr. Goodman amounts due, quarterly in arrears, and pro-rated for partial quarters. Mr. Goodman has the option of receiving half of his compensation in cash and half in stock, or alternatively receiving all in cash.

Effective on October 24, 2024, Mr. Blair Jordan’s Offer Letter entered into with Mr. Jordan in connection with his appointment to the Board in February 2024, was mutually terminated due to the fact that he is no longer serving as an independent member of the Board and because he is currently serving as Interim Chief Executive Officer of the Company. Mr. Jordan is a party to a Consulting Agreement with the Company providing for compensation payable to him as an officer of the Company.

The foregoing summary of the material terms of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed herewith as Exhibit 10.1, and incorporated by reference in this Item 5.02.

Biographical information for Mr. Goodman is provided below:

Jay Goodman, age 35

Mr. Goodman brings over 10 years of experience in the SaaS industry, 6+ years in the iGaming industry, and more than 7 years in leadership roles. Since January 2024, Mr. Goodman has served as a Sales Director (Asia Pacific and Japan) for Docker, Inc. Prior to that, he served in various sales leadership roles for Confluent from early 2019 through to the end of 2023. From June 2016 to June 2022, Mr. Goodman served as Managing Director of Skywind Games APAC operations. Prior to that, he served as an Enterprise Account Executive with Hootsuite and in various Account Executive and Sales Representation Roles with Dropbox.

Throughout his career, Mr. Goodman has had the privilege of working with dynamic startups such as Confluent, Dropbox, OFX, Skywind, and Hootsuite, and has been part of three successful IPOs.

Mr. Goodman graduated with a bachelor’s degree in both Commerce and Economics from The University of New South Wales, Sydney Australia.

We have concluded that Mr. Goodman is well qualified to serve on our Board of Directors based upon his significant business experience, including his background and knowledge in the iGaming and SaaS industries.

Item 7.01 Regulation FD Disclosure.

On October 29, 2024, the Company issued a press release disclosing Mr. Goodman’s appointment and the engagement of a Senior Technology Consultant.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this Item 7.01 by reference.

The information contained in, or incorporated into, this Item 7.01 of this Current Report, is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Offer Letter between 180 Life Science Corp. and Jay Goodman (director) dated October 25, 2024 and effective October 24, 2024
10.2	Form of 180 Life Sciences Corp. Indemnity Agreement (Filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2024), and incorporated herein by reference)
99.1**	180 Life Sciences Corp. Press Release dated October 29, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: October 29, 2024	By:	/s/ Blair Jordan
Blair Jordan
Interim Chief Executive Officer

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